REVOLVING CREDIT LOAN AGREEMENT
                           Dated as of March 13, 1998
                                      Among
                       BARRINGER TECHNOLOGIES INCORPORATED
                           BARRINGER INSTRUMENTS. INC.
                           BARRINGER RESEARCH LIMITED
                                       and

                                FLEET BANK, N.A.

         THIS REVOLVING CREDIT AGREEMENT dated as of March [13], 1998 (the "Agreement"), among BARRINGER TECHNOLOGIES INCORPORATED, a Delaware corporation ("BORROWER" or "BTI"), BARRINGER INSTRUMENTS, INC., a Delaware corporation
("BII"), and BARRINGER RESEARCH LIMITED, a Canadian corporation ("BRL") and FLEET BANK, N.A. (together with any successors and assigns, the "Lender").

                                   BACKGROUND

         WHEREAS, Borrower has requested Lender to extend a credit facility to the Borrower to enable Borrower to borrow up to FIVE MILLION AND 00/100 DOLLARS ($5,000,000.00) (the "Revolving Credit") on a revolving basis; and

         WHEREAS, all the documents described hereunder that evidence and secure the Revolving Credit, including, but not limited to, all notes, guarantees, and other collateral documents, are referred to herein collectively as the "Loan Documents"; and

         WHEREAS, Lender has agreed to extend such credit to the Borrower upon the terms and conditions set forth in this Agreement.

         In   consideration   of  the  premises  and  other  good  and  valuable
consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

                                    ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS

         SECTION 1.1 Definitions. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

         "Account" is as defined under the UCC.

         "Advance" is as defined in Section 2.1 hereof.

         "Advance   Request"  means  a  request  for  an  Advance  submitted  in accordance with subsection 2.1.1 hereof.

         "Affiliate" means any other Person who controls, is controlled by or is under common control with another Person.

         "Agreement" means this agreement, as amended, restated, extended, supplemented or modified from time to time.

         "Applicable Interest Rate" shall mean the interest rate, as it may be changed from time to time, in accordance with the terms hereof, due on an Advance during an Interest Period. The Applicable Interest Rate shall equal, at Borrower's option, Base Interest Rate (the "Base Rate Option") or the LIBOR Interest Rate (the "LIBOR Option").

         "Base Interest Period" shall mean a period of time from and including the date of any Advance to and including the last day that any Advance bears interest at the Base Interest Rate.

         "Base Interest Rate" shall be a variable interest rate equal to the Prime Rate, less 0.75%.

         "BTI" shall mean Barringer Technologies Incorporated, a Delaware corporation, with offices at 219 South Street, Murray Hill, New Jersey 07974.

         "BII" shall mean Barringer Instruments, Inc., a New Jersey corporation, with offices at 219 South Street, Murray Hill, New Jersey 07974.

         "BRL" shall mean Barringer Research Limited, a Canadian corporation with offices at 1730 Aimes Boulevard, Mississauga, Ontario, Canada L4W IVI.

         "Books and Records" means all books, records, tapes, information, data, stored material, computer media, passwords, access codes arising or related to Borrower's business, now existing or hereafter acquired.

         "Borrower" means BTI.

         "Business Day" means a day other than a Saturday, Sunday, or other day on which banks are authorized or required to close under the laws of New Jersey or under Federal law.

         "CERCLA" means the Comprehensive Environmental Response, Compensation, and Liability Act, as amended from time to time.

         "Chattel Paper" is as defined in the UCC.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         "Collateral" means all property that may secure any of the Liabilities (including, without limitation, all amounts payable or deliverable under the Loan Documents, and all proceeds of the foregoing in whatever form received, in each case whether now owned or hereafter acquired.)

         "Company" means BTI, BII and BRL.

         "Consolidated" refers to the consolidation of the accounts of Borrower in accordance with GAAP, including principles of consolidation.

         "Consolidating"   refers  to  the   separate   entity   reporting   and
consolidation of the accounts of Borrower and its subsidiaries in accordance with GAAP, to the best efforts of Borrower.

         "Contingent Liabilities" means all liabilities that must be classified as contingent liabilities of Borrower under GAAP.

         "Controlled Group" means all trades or businesses which are under common control (as defined in ss.4001(b)(1) of ERISA) with Borrower.

         "Credit Obligation" means any obligation in excess of $100,000.00 for the payment of borrowed money, the installment purchase price of property or on account of a lease of property that is capitalized under GAAP, and shall also mean any obligation under a guaranty or suretyship agreement covering obligations of such type.

         "Current Assets" means all assets of the applicable person that are classified as current assets under GAAP.

         "Current Liabilities" means all liabilities of Borrower that are classified as current liabilities under GAAP.

         "Current   Ratio"  means  the  ratio  of  Current   Assets  to  Current
Liabilities.

         "Default" means the occurrence or non-occurrence of an event that, but for the giving of notice, the passage of time or both, constitutes an Event of Default.

         "Default Rate" means the Prime Rate plus 3%.

         "Defined Benefit Pension Plan" means an employee benefit pension plan (other than a Multiemployer Plan) covered by Title IV of ERISA as provided in
Section 4021 of ERISA.

         "Defined Contribution Plan" means an individual account plan as defined in ss.3(34) of ERISA.

         "Document" is as defined in the UCC as in effect on the date hereof.

         "Employee Benefit Plan" has the meaning given to such term in ss.3(3) of ERISA.

         "Environmental Law" means any federal, state or local statute, law, ordinance, regulation, rule, standard, permit or requirement, including but not limited to those statutes, ordinances, laws, regulations, rules, standards, permits and requirements promulgated under the laws of the United States of America or any other nation, concerning or relating to the generation, treatment, storage, transportation, disposal and release into the environment, cleanup and remediation of any "hazardous substance", as that term is defined in CERCLA.

         "ERISA" means the Employee Retirement Income Security Act of 1974 and the regulations issued thereunder, as amended from time to time.

         "Equipment" is as defined in the UCC.

         "Event of Default" is as defined in Section 7.1.

         "Funded Debt" means the sum of (A) the outstanding principal balance of the Advances, plus (B) the outstanding principal amount of any other indebtedness of Borrower (including without limitation, current maturities thereof, but excluding trade payables, accrued expenses, current installments of obligations not to compete, and taxes payable), plus (C) any obligation of the Borrower for the payment of borrowed money or the installment purchase price of property or on account of a lease of property capitalized under GAAP, and shall also mean any obligation of Borrower under a guaranty or suretyship agreement covering obligations of such type.

         "GAAP" means generally accepted accounting principles, as in effect in the United States as of the date of the Agreement, applied in a consistent manner.

         "General Intangible" is as defined in the UCC.

         "Guarantor" means BII, and any other entity that may become a party to this Agreement.

         "Instrument" is as defined in the UCC.

         "Interest Period" shall mean a LIBOR Interest Period or a Base Interest Period.

         "Inventory" is as defined in the UCC.

         "Landlord's Waiver" means an instrument (in form satisfactory to Lender) by which an owner of real property in which any Borrower is a tenant or occupant waives its right to distrain on any of the Collateral, and by which such owner grants to Lender the right (but not the obligation) to cure any default by Borrower under the applicable lease.

         "Lender" shall mean Fleet Bank, N.A., its successors or assigns.

         "Leverage Ratio" means Total Liabilities divided by Tangible Net Worth.

         "Liabilities" shall mean all principal, interest and fees due under the Loan and all other liabilities of Borrower to Lender, whether absolute or contingent, matured or unmatured, direct or indirect, sole, joint, several, or joint and several, similar or dissimilar, arising under the Loan Documents, due or to become due or heretofore or hereafter contracted or acquired under the Loan Documents.

         "LIBOR Interest Period" shall mean a period of time beginning on and including the date of any Advance and ending on and including the last day of the 30th, 60th or 90th day period (as selected by the Borrower in its Advance Request with respect thereto) following the date of any Advance, and, thereafter, a 30, 60 or 90 day period, as selected by the Borrower by irrevocable notice to Lender given not less than three (3) Business Days prior to the date of any new Advance or the last day of the then current Interest Period with respect thereto, through and including the Maturity Date.

         "LIBOR Interest Rate" shall mean an interest rate based upon the LIBOR Rate, plus 2.0%.

         "LIBOR  Rate" shall mean the London  Interbank  Offered Rate for thirty
(30), sixty (60) or ninety (90) day U.S. Dollar deposits determined by Lender as of the date of each Advance or the date which is the beginning of the LIBOR Interest Period by reference to the offered rates that appear in The Wall Street Journal (Eastern Edition) under the heading "London Interbank Offered Rates (LIBOR)" of the "Money Rates" column on the Advance date (or if The Wall Street Journal is not published on such date with such information, the next preceding date on which The Wall Street Journal is published with such information). If The Wall Street Journal ceases publication or ceases to publish the applicable LIBOR Rate, Lender shall select a comparable publication or alternative means to determine the applicable LIBOR Rate (such as the Telerate or Reuters systems) and provide notice thereof to Borrower. The establishment of the LIBOR Rate by Lender as of each Advance date and Lender's calculation of the Applicable Interest Rate for an Interest Period shall (in the absence of manifest error) be final and binding. The LIBOR Rate may not be the lowest LIBOR Rate available for U.S. Dollar deposits in the London interbank Eurodollar market as of the date for which the LIBOR Rate is determined by Lender.

         "Loan" means the Revolving Credit.

         "Loan Documents" means this Agreement, the Note and all other documents executed and delivered in connection with the Loan.

         "Multiemployer Plan" has the meaning given to such term in ss.3 (37) of ERISA.

         "Net Income" means total revenues from operations, less expenses (including interest expenses and taxes), determined in accordance with GAAP, except charges resulting solely from the accounting for costs resulting from certain future acquisitions.

         "Note" means the Revolving Credit Note.

         "PBGC" means the Pension Benefit Guaranty Corporation.

         "Permitted  Encumbrances" means (A) liens for taxes not yet delinquent;
(B) statutory inchoate liens in connection with workmen's compensation, unemployment insurance, or other social security obligations; (C) mechanic's, workman's, materialman's, landlord's, carrier's, or other similar liens arising in the ordinary course of business with respect to obligations that are not due; and (D) liens in favor of Lender.

         "Person"  mean  an  individual,   corporation,   partnership,   limited
liability company, trust or any other entity.

         "Plan" means an Employee Benefit Plan or other plan maintained for employees of Borrower or any member of its Controlled Group and covered by ERISA.

         "Prime Rate" means the per annum index rate established and announced from time to time by Lender as its "Prime Rate," and used by Lender in establishing interest rates on some of its commercial Loan, and such term is not intended to imply that such Prime Rate is, nor is such Prime Rate necessarily, the lowest rate of interest charged by Lender on any type of commercial Loan.

         "Prohibited Transaction" has the meaning given to such term in ss.406 of ERISA or regulations issued thereunder.

         "Purchaser" means a buyer of goods from Borrower or a customer for whom services have been rendered or materials furnished by Borrower.

         "Reorganization" has the meaning given such term in ss.4241 of ERISA.

         "Reportable Event" has the meaning given to such term in ss.4043 (b) of ERISA or regulations issued thereunder.

         "Revolving Credit" means the $5,000,000 revolving credit facility given by Lender to Borrower, as more particularly described in Section 2.1.

         "Revolving Credit Limit" means $5,000,000, less the aggregate of the outstanding principal balance of all Advances made under the Revolving Credit Note.

         "Revolving Credit Expiration Date" means June 30, 1999, as extended from time to time, except that Lender may, in Lender's sole discretion, extend the Revolving Credit Expiration Date for an additional year from each Revolving Credit Expiration Date.

         "Revolving  Credit Note" means  Borrower's  note in the form of Exhibit
2.3 evidencing the Revolving Credit.

         "Subsidiary" means any person of which more than 50% of the voting capital stock or other ownership interests is owned, directly or indirectly, by another Person.

         "Tangible Net Worth" means, at any time, the sum of (A) the par value (or value stated on the books of such person) of the capital stock of all classes of stock, plus (or minus in the case of a deficit) (B) the paid-in capital in excess of par plus retained earnings, including undistributed corporation earnings of all of Borrower, and shall not include minority interests or intangible assets, as determined in accordance with GAAP.

         "Total Liabilities" means all liabilities of a person under GAAP definitions and shall not include minority interests, as defined under GAAP.

         "UCC" shall mean the New Jersey Uniform Commercial Code, N.J.S.A. 12A:1-101 et seq., as from time to time amended.

         "Withdrawal Liability" has the meaning given such term in 4201 of ERISA.

         SECTION 1.2 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP and all financial data submitted pursuant to this Agreement shall, if applicable, be prepared in accordance with GAAP.

                                   ARTICLE II
                                    THE LOAN

         SECTION 2.1 The Revolving Credit. Subject to the terms and conditions hereinafter provided, Lender shall advance to Borrower, from time to time during the period from the date hereof to and including the Revolving Credit Expiration Date, such sums as Borrower may request (each such advance, an "Advance") in an outstanding aggregate principal amount not to exceed the Revolving Credit Limit. Borrower agrees that Advances shall only be used for working capital purposes, for capital expenditures in the ordinary course of business and for general corporate purposes. Advances may also be used for the issuance of standby letters of credit and, provided the Borrower has received Lender's prior written approval, for corporate acquisitions. The stated amount of a standby letter of credit while outstanding shall reduce the Revolving Credit Limit. Any use of Advances to support acquisitions or to repurchase Borrower's stock requires Lender's prior written consent. If the aggregate amount of the Advances outstanding at any time exceeds the Revolving Credit Limit, then Borrower shall repay immediately the amount of such excess. Borrower may borrow, repay and reborrow amounts available under the Revolving Credit until but not including the Revolving Credit Expiration Date, subject to the terms and conditions of this Agreement and provided that the outstanding Advances shall at no time exceed the Revolving Credit Limit.

         SECTION 2.1.1 Making the Advances. (A) Borrower may request an Advance (each an "Advance Request") by telephone or in writing (including by facsimile copy) by 11:00 a.m. of the Business Day on which the requested Advance is to be made. All Advance Requests shall be signed by an officer of Borrower and shall state the date and amount of the proposed Advance, the applicable Interest Rate and Interest Period, if applicable, and directions for making the proposed Advance. Any telephonic Advance Requests shall be confirmed by Borrower in writing on the same day by facsimile copy, and the original executed Advance Request shall subsequently be submitted to Lender.

         (B) Each Advance Request shall constitute a representation that, at the time thereof and giving effect to the Advance requested thereby, (1) no Event of Default or Default has occurred and is continuing hereunder; (2) the representations and warranties contained herein are expressly reaffirmed and are correct as of the date of such Advance Request and will be correct as of the date on which the Advance is to be made (except to the extent that such representation or warranty applies to an earlier date, in which event it shall be reaffirmed and correct as of such earlier date); and (3) the sum of the outstanding Advances plus the requested Advance will not exceed the Revolving Credit Limit. Lender shall make any such Advance available to Borrower in such manner as Borrower may reasonably request in the Advance Request. Borrower shall hold Lender harmless from any liability for any loss resulting from Lender's reliance on any writing or facsimile copy purportedly made by any officer of any Borrower. Lender's books and records shall be deemed conclusive evidence of whether or not an Advance Request was made and the terms thereof. Each Advance Request shall be irrevocable once submitted to Lender, whether submitted by telephone or by facsimile copy.

         SECTION 2.1.2  Interest Rates; Interest Payments on the Advances.

         (A) Interest Rate. Each Advance shall bear interest at the then current Applicable Interest Rate until a new Applicable Interest Rate is determined for each Interest Period in accordance with the provisions hereof. If Lender at any time determines, in its reasonable discretion, that Lender has miscalculated the amount of a payment due to Lender (whether because of a miscalculation of the Applicable Interest Rate or otherwise), Lender shall give notice to Borrower of the corrected amount of such payment and

                  (i) if the corrected amount of such payment represents an increase over the payment actually made, Borrower shall, within ten (10) calendar days thereafter, pay to Lender any additional sums that Lender determines that Borrower should have made but for such miscalculation, or;

                  (ii) if the corrected amount of such payment represents a decrease below the payment actually made and Borrower is not otherwise in default under any of the terms and provisions of the Loan Documents, Lender shall, within
                         (10) calendar days thereafter, pay to Borrower the sums that Borrower otherwise would not have been obligated to pay to Lender but for such miscalculation.

         The Borrower shall select an Applicable Interest Rate for each Advance, and absent an affirmative selection by the Borrower, each Advance shall be presumed to be at the Base Interest Rate. If any Advance bears interest at the Base Interest Rate and at the end of any LIBOR Interest Period for an Advance, the Borrower may select the LIBOR Option, and if the LIBOR Option is not selected at the expiration of any LIBOR Interest Period, the interest rate on such Advance shall convert to the Base Rate Option until the Borrower again selects the LIBOR Option.

         (B) Interest Payments on Advances. Borrower shall pay interest on the unpaid principal amounts of all Advances made under the Revolving Credit from the respective dates on which such Advances are disbursed until such Advances have been repaid in full. Borrower shall pay interest on the Advances in arrears on the last day of each month, commencing on the end of the month following the date of such Advance and continuing until the Revolving Credit Expiration Date, on which date Borrower shall pay the outstanding principal of all Advances, plus all accrued and unpaid interest thereon and any other fees and costs due in connection with the Revolving Credit. Notwithstanding the foregoing, interest on an Advance bearing interest at the LIBOR interest Rate shall be payable at the end of the applicable LIBOR Interest Period.

         SECTION 2.1.3 Repayment of the Revolving Credit; Reduction of the Revolving Credit Limit. (A) Lender shall have no obligation to fund Advance Requests under the Revolving Credit received after 11:00 a.m. on the Revolving Credit Expiration Date. Borrower shall pay the outstanding balance of all Advances, plus all accrued and unpaid interest thereon and any other fees and costs due in connection with the Revolving Credit, on the Revolving Credit Expiration Date.

         (B) Reduction or Cancellation of Revolving Credit Limit. At any time and from time to time, Borrower may, upon at least five (5) Business Days written notice to Lender, reduce the unutilized portion of the Revolving Credit Limit by $100,000.00 or integral multiples thereof or terminate the Revolving Credit. Each such notice shall specify the date upon which such reduction or termination is to become effective, and shall be irrevocable. Any such termination or reduction of the Revolving Credit Limit shall be permanent.

         SECTION 2.2 Prepayments. (A) Except as provided in Subsection (B), Borrower may prepay any or ail unpaid principal of the Loan without penalty or premium provided that if such prepayment is less than the entire principal amount of the Advances, then such prepayment shall be in the amount of $10,000.00 or multiples thereof.

         (B) LIBOR Interest Rate Prepayment Penalties. If the Borrower repays an Advance that is bearing interest at the LIBOR Interest Rate on a date other than the last day of the LIBOR Interest Period for that particular Advance, Borrower shall pay a prepayment premium in lieu of the payment of interest equal to the amount of the interest that would have been payable at the end of the LIBOR Interest Period on the prepayment amount when discounted to a present value at a rate per annum equal to the yield to maturity of the "Applicable Treasury Bond Obligation(s)". The "Applicable Treasury Bond Obligation(s)" shall mean a debt obligation of the United States Treasury having a maturity date nearest in time to the expiration of the LIBOR Interest Period of the principal being prepaid. The maturity date and yield to maturity of such Applicable Treasury Bond Obligation(s) shall be determined by Lender in its reasonable discretion on the basis of quotations published in The Wall Street Journal (or comparable source on the date of prepayment).

         SECTION 2.3 Note. (A) The obligations of Borrower to repay Advances under the Revolving Credit are evidenced by a promissory note, dated the date of this Agreement, payable to the order of Lender, in the principal amount of the Revolving Credit and otherwise substantially in the form of Exhibit 2.3 attached hereto.

         SECTION 2.4 Fees. Borrower shall pay an annual commitment fee to Lender on the Revolving Credit, which fee shall equal one-half of one percent (0.50%) of the Revolving Credit measured on a per annum basis and payable as of the end of each of Borrower's fiscal quarters.

         SECTION 2.5 Place and Manner of Payments. Borrower agrees to make all payments on account of principal, interest, the fees or any other sums due under any of the Loan Documents without setoff or counterclaim to Lender at Lender's office located at its address specified in Section 8.2 below, at or before 3:00 p.m. New Jersey time on the date due, in lawful money of the United States of America. All payments received by Lender from Borrower shall be applied in the following order: (A) to the payment of fees and other costs and expenses then due and owing from Borrower, (B) to the payment of accrued and unpaid interest then due, (C) to the payment of any other amounts outstanding under the Revolving Credit.

         SECTION 2.6 Computation of Interest. The interest on the amounts outstanding under the Loan shall be computed on the basis of a year of 365 days for the actual number of days elapsed.

         SECTION 2.7 Late Charges; Default Rate. (A) If Borrower fails to make any payment required hereunder or under any of the other Loan Documents within ten (10) days of the date when due, Borrower shall pay to Lender a late charge equal to three percent (3%) of the amount of such late payment as a late charge, not to exceed $2,500.00. Late charges assessed by Lender are immediately due and payable. Payments are deemed made on the Business Day that payment is received by Lender, except that payments received after 3:00 p.m. New Jersey time will be deemed received on the next Business Day.

         (B) After an Event of Default, the interest rate then in effect on the Loan immediately shall be increased to the Default Rate, and each time that the Prime Rate changes, the Default Rate applicable to the Loan shall change simultaneously therewith, without notice to Borrower.

         SECTION 2.8. Clean Up Period. Borrower shall, for thirty (30) consecutive between the date of this Agreement and December 31, 1998, and during each subsequent twelve (12) month period, reduce the outstanding principal balance of all Advances to zero.

                                   ARTICLE III
                                   COLLATERAL

         SECTION 3.1 Collateral. The Revolving Credit is unsecured. However Borrower, BII and BRL each covenants and agrees that neither Borrower, BII or BRL will grant, pledge or assign to any Person a security interest in any of their respective assets, whether now owned or hereafter acquired, including, without limitation, (A) Accounts, Chattel Paper, Equipment (whether or not constituting fixtures), Documents, Instruments, General Intangibles (including, but not limited to, any and all interests in trademarks, service marks, patents, licenses, permits, and copyrights), (B) Inventory of Borrower, if any, held by any Borrower for sale or lease or to be furnished under contracts of service,
(C) Books and Records, or (D) all proceeds and products of the foregoing, including casualty insurance thereon, now owned or hereafter acquired by Borrower, BII or BRL (herein defined as "Collateral").

         SECTION 3.2 Records and Reports. Borrower, BII and BRL shall keep accurate and complete records of their respective Accounts (and the collection thereof), General Intangibles, Chattel Paper, Instruments, Documents and Inventory and furnish Lender such information about Borrower's Accounts, General Intangibles, Chattel Paper, Instruments, Documents, and Inventory as Lender may reasonably request. Lender shall have the right, upon reasonable notice during regular business hours, to conduct periodic examinations and verifications of their Books and Records, which examination may include, without limitation, verifications of Accounts by contacting Purchasers. Borrower, BII and BRL agree, upon reasonable notice during regular business hours, to make their Books and Records available to Lender at Borrowers' principal place of business for purposes of such examination. Provided that there does not exist an Event of Default, Lender agrees to give at least one week written notice of such examination and to conduct such examination during normal business hours. Borrower, BII and BRL shall reimburse Lender for the costs and expenses (whether internal or external) of any such examination, but only if Borrower, BII or BRL is in default at the time of examination.

                                   ARTICLE IV
                              CONDITIONS OF LENDING

         SECTION 4.1 General Conditions Precedent to Lender's Obligations. Lender's obligations hereunder are subject to the conditions precedent that Lender shall have received all of the following, in form and substance satisfactory to Lender:

         (A) a copy, certified in writing by the Secretary or an Assistant Secretary of BTI, BII and BRL, of (1) resolutions of the Board of Directors of such entity evidencing approval of the Loan Documents by such entity and the matters contemplated thereby, (2) each document evidencing other necessary corporate action and governmental approvals, if any, with respect to the Loan Documents, and (3) such entity's charter documents and by-laws;

         (B) a favorable opinion of independent counsel(s) for BTI, BII and BRL on such matters and in form and substance acceptable to Lender;

         (C) a written certificate by the Secretary or an Assistant Secretary of BIT, BII and BRL as to the names and signatures of the officers of such entity authorized to sign the Loan Documents to which such entity is a party and the other documents or certificates of such entity to be executed and delivered pursuant thereto;

         (D) recent certificates, issued by the Secretary of State of the states or applicable governmental official for any foreign entity in which BTI, BII or BRL is incorporated, stating that such entity is a corporation duly incorporated and in good standing under the laws of that state;

         (E) recent certificates, issued by the Secretaries of State of each state in which BTI, BII or BRL is required to qualify to do business, stating that such entity is in good standing as a foreign corporation under the laws of such state;

         (F) the executed Revolving Credit Note;

         (G) the financial information required by Section 5.4 hereof relating to BTI, BII and BRL;

         (H) evidence of insurance policies in form and substance satisfactory to Lender in such amounts and with such insurance companies as are acceptable to Lender, insuring BTI, BII and BRL against such risks and with such coverage (including, without limitation, property damage, workmen's compensation, public liability, products liability, fire with extended coverage, vandalism, malicious mischief, and flood) as may be customary for the business being conducted by BTI, BII and BRL; with each policy of insurance providing that it will not be terminated or otherwise modified adversely to Lender's interest without at least 30 days' prior written notice to Lender;

         (I) a lien search prepared by a search company acceptable to Lender showing that no perfected liens exist of record against any of the assets of BTI, BII and BRL;

         (J) such evidence as Lender may reasonably require that BTI, BII and BRL have all licenses and permits necessary and material to the conduct of their business as now being conducted, together with copies of all such licenses and permits;

         (K) evidence that BTI, BII and BRL have paid or have made arrangements satisfactory to Lender to pay all fees, costs and expenses incurred in connection with the transactions contemplated hereby including, without limitation, the fees and expenses of Lender's counsel; and

         (L) such other documents as Lender may reasonably require.

         SECTION 4.2 Additional Conditions Precedent. The obligations of Lender hereunder are subject to the further conditions precedent that:

         (A) the representations and warranties contained in this Agreement, and in the other Loan Documents shall be correct and accurate in all material respects on and as of the date of each Advance as though made on and as of such date (excluding representations and warranties which only speak as of a certain date);

         (B) no Default or Event of Default shall have occurred and be continuing or will result from the making of any Advance;

         (C) there shall have occurred no material adverse change in the financial condition, or results of operations or prospects of BTI or BII since the effective date of the most recent financial statements provided to Lender.

                                    ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

         In addition to all other representations and warranties set forth in this Agreement, BTI, BII and BRL represent and warrant as follows:

         SECTION 5.1 Existence. Each entity is a corporation duly incorporated, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. Each entity has all requisite power and authority, corporate and otherwise, to conduct its business and to own its properties and is duly qualified as a foreign corporation in good standing in all other jurisdictions in which its failure so to qualify would have a material adverse effect on the financial condition or business of BTI, BII and BRL on a Consolidated Basis (a "Material Adverse Effect").

         SECTION 5.2 Authorization. The execution, delivery, and performance by each entity of each Loan Document to which it is a party has been duly authorized by all necessary corporate action, and does not violate any provision of the charter or by-laws of such entity and will not result in a breach of or constitute a default under any agreement, indenture, or instrument to which such entity is a party or by which such entity, or any of its properties, may be bound or affected which would have a Material Adverse Effect.

         SECTION 5.3 Validity of Documents. Each Loan Document when duly executed and delivered will constitute the valid and legally binding obligation of the party executing it, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, or other similar laws affecting the enforcement of creditors' rights generally.

         SECTION 5.4 Financial Information. The financial information and statements of each entity (or their predecessors in interest as the case may be) (either separately or on a Consolidated Basis) previously delivered to Lender are true and correct, and accurately reflect the financial position of such entity as of such dates, subject to year-end adjustments, in accordance with GAAP. Since such dates, there has been no material adverse change in such financial position.

         SECTION 5.5 Litigation. There are no actions, suits, or proceedings pending or, to the knowledge of the officers of BTI, BII or BRL, threatened, against any such entity, or any of their properties before any court or governmental department, commission, board, bureau, agency, or instrumentality (domestic or foreign) that, if determined adversely to such entity, would have a Material Adverse Effect or which relate to their entering into the Loan Documents, or the consummation of the transactions contemplated thereby.

         SECTION 5.6 Places of Business; Location of Collateral. Each entity represents that the properties listed on Exhibit 5.6 attached hereto serve as each entity's respective chief place of business, chief executive office, and the place where each entity keeps its Books and Records.

         SECTION 5.7 Contingent Liabilities. There are no suretyship agreements, guarantees, or other Contingent Liabilities of BTI, BII or BRL that are required to be included on a financial statement prepared in accordance with GAAP that are not included on the financial statements described in Section 5.4 hereof or otherwise disclosed in this Agreement.

         SECTION 5.8 Taxes. Each BTI, BII and BRL has filed all tax returns and reports required to be filed before the date hereof and have paid all taxes, assessments, and charges imposed upon each entity or their property, or that either is required to withhold and pay over, to the extent that they were required to be paid before the date hereof, except for any of the foregoing which BTI, BII or BRL may be contesting in good faith and for which reasonable reserves have been established.

         SECTION 5.9 Encumbrances. Each such entity's property and assets are not subject to any mortgage, pledge, security, interest, lien or other encumbrance except for Permitted Encumbrances.

         SECTION 5.10 Consents. To the best of Borrower' knowledge, no authorization, consent, approval, license, exemption by or filing or registration with any court or governmental department, commission, board (including the Board of Governors of the Federal Reserve System), bureau, agency, or instrumentality, domestic or foreign, or other Person is or will be necessary for the valid execution, delivery, or performance by Borrower of the Loan Documents.

         SECTION 5.11 ERISA. No such entity is obligated to contribute to any Multiemployer Plans and no such entity has any Withdrawal Liability with respect to any Multiemployer Plan of which any such entity or any member of their Controlled Group had previously been a member. All such Defined Benefit Pension Plans and Defined Contribution Plans, as of the date hereof, meet the minimum funding standards of Section 302 of ERISA and Section 412 of the Code without regard to any funding waiver and no Prohibited Transaction has occurred with respect to any such plan.

         (A) No Reportable Event has occurred with respect to any Defined Benefit Pension Plan. No Defined Benefit Pension Plan sponsored by Borrower or any member of their Controlled Group has any amount of "unfunded benefit liabilities" (as defined in 4001(a)(18) of ERISA). No trust was established in connection with any such Defined Benefit Pension Plan pursuant to ss.4049 of ERISA (as in effect on December 17, 1987) and no liability (whether or not such liability is being litigated) has been asserted against any entity or any Controlled Group member in connection with any such Defined Benefit Pension Plan by the PBGC or by a trustee appointed pursuant to ss.4042 (b) or (c) of ERISA. No lien has attached and no person has threatened to attach a lien on any property of any such entity or any Controlled Group member as a result of any failure to comply with the Code or ERISA.

         (B) Each such Defined Benefit Pension Plan and Defined Contribution Plan, as most recently amended, including, without limitation, amendments to any trust agreement, group annuity, or insurance contracts, or other governing instrument, is the subject of a favorable determination letter by the Internal Revenue Service with respect to its qualification under ss.401 (a) of the Code or an application for such determination within the applicable remedial amendment period has been filed and such plans comply, both in form and in operation, with the requirements of the Code and ERISA.

         (C) All Plans maintained by any such entity or any member of their Controlled Group comply in all respects (i) with the requirements of the Code and the regulations thereunder and ERISA, and (ii) in form with those requirements of the Code and the regulations thereunder and ERISA which must be met on the date hereof. There is not now, and has not been, any violation of the Code or the regulations thereunder or ERISA with respect to the filing of applicable reports, documents, or notices regarding the Plans of Borrower or any member of their Controlled Group with the Secretary of Labor, the Secretary of the Treasury, the PBGC or any other governmental entity or the furnishing of such documents to the participants or beneficiaries of the Plans.

         (D) Neither entity nor any member of their Controlled Group has any unfunded liabilities of unfunded and uninsured "employee welfare benefit planet" (as defined in ss.3(1) of ERISA). There is not now, and has not been, any violation of the "continuation coverage requirements" of "group health plans" of former ss.162 (k) of the Code and the regulations thereunder (as in effect for tax years beginning on or before December 31, 1988) and of ss.4980B of the Code and the regulations thereunder (as in effect for tax years beginning on or after January 1, 1989) and Part 6 of Subtitle B of Title i of ERISA with respect to any Employee Benefit Plan of any entity or of any member of their Controlled Group to which such continuation coverage requirements apply.

         SECTION 5.12 Subsidiaries and Affiliates; Fictitious Name. No Company has any Subsidiaries or Affiliates other than as listed on Exhibit 5.12 attached hereto and do not trade under any fictitious names, other than as listed on
Exhibit 5.12 attached hereto.

         SECTION 5.13 Licenses, Permits, Etc. Each Company is in possession of and operating in compliance with all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders required for the conduct of their respective business as now conducted, and all of them are valid and in full force and effect, except for those which if not obtained would not have a Material Adverse Effect.

         SECTION 5.14 Compliance with Laws. To the best of their knowledge, Borrower are in material compliance with all laws, rules, regulations and orders of all federal, state, and governmental agencies and courts that are applicable to them, to the conduct of their business, or to the ownership and use of their properties which if violated would have a Material Adverse Effect.

         SECTION 5.15 Environmental Matters. To the extent necessary for the conduct of its business, each entity is in possession of and in compliance with all required permits relating to the discharge or release of liquids, gases or solids into the air, water, and soil, except when the failure to have such permits would not have a material adverse effect on such entity's business. Each entity does not refine, process, generate, store, recycle, transport, dispose of, or release into the environment any "hazardous substance" as that term is defined in CERCLA, or any hazardous or toxic substances as those terms are used in any state or local environmental statute or regulation, except in compliance with all Environmental Laws. No entity has received notice from any governmental agency that it is a potentially responsible party in any proceeding under an environmental law. No entity has received any notice of violation, citation, complaint, request for information, order, directive, compliance schedule, notice of any claim, proceeding, or litigation from any person concerning any entity's compliance with any Environmental Law, except as disclosed in Borrower's financial statements.

         SECTION 5.16 Intellectual Property. Each entity possesses all patents, trademarks, copyrights, tradenames, trade secrets and other intellectual property rights or licenses therefor, that are required to conduct its business without conflict with the rights or claimed rights of others, except where the failure to so own or possess such intellectual property rights would not have a Material Adverse Effect.

         SECTION 5.17 Regulation U, Etc. The Loan will not constitute a violation of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System. No part of the proceeds of the Loan will be used for any purposes which violate or are inconsistent with the provisions of any of such regulations.

         SECTION 5.18 Labor Matters. There are no existing or, to each Company's actual knowledge, threatened or contemplated, strikes, slowdowns, picketing or work stoppages by any employees against any Company, any lockouts by any Company of any of its employees or any labor trouble or other occurrence, event or condition of a similar character which would have a Material Adverse Effect.

         SECTION 5.19 Outstanding Judgments or Orders. To the best knowledge of each Company, each Company has satisfied all judgments against each of them, to the extent outstanding and not stayed pending appeal for more than thirty (30) days, and, to the best of actual knowledge, no entity is in default with respect to any judgment, writ, injunction, decree, rule or regulation of any court, arbitrator or commission, board, bureau, agency or instrumentality, domestic or foreign, pertaining to such entity, except for any judgment which will not have a Material Adverse Effect.

         SECTION 5.20 No Defaults on Other Agreements. To the best of each Company's knowledge, no entity is in default in the performance, observance or fulfillment of any of the material obligations, covenants or conditions contained in any agreement or instrument to which such entity is a party, which obligation, covenant or condition has not been waived in writing or cured or which would not have a Material Adverse Effect.

         SECTION 5.21 Full Disclosure. No representation or warranty by each entity in this Agreement and no information in any statement, certificate, schedule or other document furnished or to be furnished to Lender pursuant hereto, or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

         SECTION 5.22 Debt and Credit Arrangements. Except for Debt owed by BTI to Lender, as of the date hereof, neither BTI, BII nor BRL has any material debt and no such entity is a party to any material credit agreement, indenture, purchase agreement, guaranty, capital lease or other investments, agreements and arrangements presently in effect providing for or relating to extensions of credit in respect of which any such entity is in any manner directly or contingently obligated, except for those disclosed on the financial statements described in Section 5.4 above..

         SECTION 5.23 No Defaults on Other Agreements. No Company is subject to any charter or corporate restriction that has a Materially Adverse Affect. No Company is a party to any indenture, loan or credit agreement, lease or other agreement or instrument, nor is subject to any charter or corporate restriction that has a Material Adverse Affect on any each Company's ability to carry out its obligations under the Loan Documents. To the best of each Company's knowledge, no Company is in default in any material respect in the performance, observance or fulfillment of any of the material obligations, covenants or conditions contained in any agreement or instrument material to its business to which it is a party.

                                   ARTICLE VI
                                    COVENANTS

         In addition to all other covenants set forth in this Agreement, Borrower covenants that, so long as any of the Liabilities shall remain unpaid and unless Lender shall otherwise consent in writing:

         SECTION 6.1 Use of Proceeds. The Loan proceeds will be used for the purposes set forth in Article II hereof.

         SECTION 6.2 Financial Information. (A) Borrower will furnish to Lender, as soon as delivered to any other creditor, and in any event within 90 days after the close of each fiscal year of Borrower, audited consolidated financial statements (income statements and balance sheet), and unaudited consolidating financial statements. Such audited financial information will contain the report of a certified by independent certified public accountants of recognized standing selected by Borrower and reasonably acceptable to Lender. All such financial information will be prepared according to GAAP.

         (B) Borrower will furnish to Lender, as soon as delivered to any other creditor and in any event within forty-five (45) days after the end of each fiscal quarter, unaudited, unconsolidated and consolidating financial statements for the period then ended. All of the foregoing financial information shall be in such detail as Lender may reasonably require, and shall be prepared by and accompanied by the certification referred to in (D) below.

         (C) Borrower will furnish to Lender, within thirty (30) days of the end of each fiscal quarter, an accounts receivable agings summary report of BII and BRL in form and substance satisfactory to Lender.

         (D) Each financial  statement required hereunder will be accompanied by
(a) a certification in the form of Exhibit 6.2 attached hereto and made a part hereof, and (b) a certificate of the chief executive or chief financial officer of Borrower stating that such officer has reviewed the Borrower's operations for that period and that no Event of Default or Default has occurred and is continuing, or if any such Event of Default or Default has occurred and is continuing, a written statement setting forth the details of such Event of Default or Default, stating whether or not the same is continuing and, if so, the action that Borrower propose to take with respect thereto. Such certificate or statement will also include a reasonably detailed calculation of the financial ratios set forth in Section 6.5 and Section 6.6 below, for the purpose of establishing whether Borrower was in compliance with the requirements of such Sections as of the end of the period covered by the financial statements. In addition, the financial statements shall be accompanied by a letter from the accountant acknowledging that the Lender will rely upon the financial statements and consenting to the Lender's reliance thereon.

         SECTION 6.3 Insurance.  Borrower will at all times carry insurance,  in
form  and  amount  customary  for  Borrower's  business,   and  underwritten  by
financially sound and reputable insurers reasonably satisfactory to Lender.

         SECTION 6.4 Encumbrances. Borrower, BII and BRL will not create, incur, assume, or suffer to exist any mortgage, pledge, lien, or other encumbrance of any kind upon, or any security interest in, any of their respective property or assets, whether now owned or hereafter acquired, except for the Permitted Encumbrances. Borrower, BII and BRL will not agree with any Person to restrict their respective abilities to grant mortgages, pledges, liens or other encumbrances upon, or security interests in, any of their property or assets.

         SECTION 6.5 Borrower and BII Financial Covenants. Borrower and BII shall, on a consolidated basis, maintain the following financial covenants, which shall be tested as of each March 31, June 30, September 30 and December 31.

         SECTION 6.5.1 Tangible Net Worth. The consolidated Tangible Net Worth shall exceed $10,000,000, plus 50.0% of the Net Income for the current year, plus the net proceeds of any stock offering.

         SECTION 6.5.2 Total Liabilities to Tangible Net Worth. The ratio of Total Liabilities to Tangible Net Worth shall not equal or exceed 0.30.

         SECTION 6.6 Borrower and Subsidiary Financial Covenants. Borrower, together with all of Borrower's subsidiaries, shall, on a consolidated basis, maintain the following financial covenants, which shall be tested as of each March 31, June 30, September 30 and December 31.

         SECTION 6.6.1 Current Ratio. The Current Ratio shall not be less than 2.5:1.0.

         SECTION 6.6.2 Tangible Net Worth. The consolidated Tangible Net Worth shall equal or exceed the Tangible Net Worth as of the end of the prior calendar year, plus 50.0% of the Net Income for the current year, plus the net proceeds of any stock offering.

         SECTION  6.6.3 Net Income.  The  consolidated  Net Income  shall exceed
$2,000,000 on a rolling four quarter basis, without a loss in any two (2) consecutive calendar year quarters.

         SECTION 6.6.4 Total Liabilities to Tangible Net Worth. The ratio of Total Liabilities to Tangible Net Worth shall not equal or exceed 0.50.

         SECTION 6.6.5 Capital Expenditures/Acquisitions. The aggregate of capital expenditures, loans, investments or advances to entities which are not or do not become a Guarantor (specifically to include BRL), or funds used for acquisitions shall not exceed $5,000,000 in any aggregate four (4) consecutive calendar year quarters, without Lender's prior written consent, except that the limit shall increase to $10,000,000 upon the successful completion of an equity offering where the net proceeds to the Borrower would exceed $20,000,000.

         SECTION 6.7 Taxes. Borrower shall pay when due all taxes, assessments, and charges imposed upon Borrower or Borrower' properties or that Borrower' are required to withhold or pay over. Notwithstanding the foregoing, Borrower shall be entitled to withhold such payment for any such tax, assessment or charge while Borrower diligently contest such tax, assessment, or charge in good faith and by appropriate proceedings provided that Borrower maintain adequate reserves therefor and provided that the effect of such proceedings stays the right of the taxing authority to execute upon the Borrower' assets for such non-payment.

         SECTION 6.8 Guarantees, Etc. Borrower shall not, without Lender's prior written consent, become liable on the obligation of another Person, except for a Subsidiary or otherwise incur any consensual Contingent Liability, except with respect to a Subsidiary, except by endorsement of negotiable instruments for deposit or collection in the usual course of business.

         SECTION 6.9 Loan and Investments. Borrower shall not make any Loan or investments (including without limitation Loan to officers or Loan to or investments in Affiliates or Subsidiaries) except for:

         (A)      investments in:

                  (1)      assets to be used in the ordinary course of business,

                  (2)      obligations of Lender,

                  (3)      obligations of  the U.S. government and its agencies,

                  (4) money market instruments, repurchase agreements, commercial paper, certificates of deposit, bankers' acceptances, Eurodollar certificates of deposit and approved money market funds,

                  (5)      corporate   bonds,  including   Eurodollar  issues of
                           U.S. corporations and U.S. dollar denominated issues of foreign corporations,

                  (6)      floating rate securities without interest rate caps,

                  (7)      asset-backed securities,

                  (8) foreign government and provincial issues, and issues of international agencies that are U. S. dollar denominated,

                  (9) Joint ventures where the entity becomes a Guarantor, and

                  (10)     any now existing or hereafter created Guarantor.

Individual holdings of commercial paper must be rated A-1, P-1, or better by either Standard and Poor's Corporation ("S&P") or Moody's Investor Services ("Moody's"), at the time of purchase. Securities of Issuers with a long-term credit rating must be rated at least [AAA/Asa] [AA-/Aa3] [A-/A3] [BBB-/Baa3] by S & P's or Moody's, respectively.

         (B)      Loan to:

                  (1)      any Person,  not  a  Borrower  or  Affiliate   of   a
                           Borrower, not to exceed $100,000.00 in the aggregate,

                  (2) any Affiliate of a Borrower not to exceed $500,000.00 in the aggregate.

         SECTION 6.10 Compliance with Laws. Borrower shall comply with all laws, rules, and regulations applicable to it in the operation of its business if the failure to so comply could have a Material Adverse Effect.

         SECTION 6.11 Environmental Matters. (A) To the extent necessary for the conduct of their business, Borrower and BII will obtain and comply with all required permits, licenses, registrations and approvals relating to the discharge or release of liquids, gases or solids into the environment. To the extent that such are applicable to the conduct of their business, Borrower and BII will comply with all environmental laws relating to the generation, treatment, storage, transportation, disposal, release or cleanup of any "hazardous substance".

         (B) Borrower or BII will immediately notify Lender if Borrower or BII receives (i) any notice from any governmental agency that Borrower or BII is a potentially responsible party in any proceeding under environmental law, (ii) any notice of any claim, proceeding, litigation, order, directive, citation, or request for information concerning environmental conditions, or notice of any alleged violation of any environmental law, or (iii) any information concerning any potentially adverse environmental condition, including, but not limited to, any spilling, leaking, discharge, release, or threat of release of any hazardous substance.

         (C) Borrower and BII shall comply with any notice or directive from any governmental authority, whether state, federal, or local, regarding the removal or discharge of any hazardous substance on any of its properties within such period as may be required therein unless the same is being contested by Borrower or BII in good faith. Borrower or BII shall, upon request, provide a bond or title insurance endorsement reasonably satisfactory to Lender insuring Lender's continued lien on the Collateral affected by such notice or directive.

         (D) Borrower, BII and BRL hereby indemnify and agree to defend and hold harmless Lender, its parent corporation, subsidiaries, successors, assigns, officers, directors, shareholders, employees, agents and counsel from and against any and all claims, actions, causes of action, liabilities, penalties, fines, damages, judgments, losses, suits, expenses, legal or administrative proceedings, interest, costs and expenses (including court costs and reasonable attorneys', consultants' and experts' fees) arising out of or in any way relating to (i) the presence of any substance which is or becomes regulated under any Environmental Law whether now or hereafter enacted, on, beneath or arising from any property used or occupied by Borrower, BII or BRL; (ii) the failure of Borrower, BII or BRL to comply with any Environmental Law; (iii) Borrower's, BII's or BRL's breach of any of the representations and warranties or covenants contained herein; (iv) any notice of violation, citation, complaint, request for information, order, directive, compliance schedule, notice of claim, consent decree, action, litigation or proceeding brought or instituted by any governmental authority or any third party under or in connection with any Environmental Law or based on the presence of any hazardous substances; and (iv) the imposition or recording of a lien against any property of or occupied by Borrower, BII or BRL pursuant to any Environmental Law, unless due solely to the gross negligence or willful misconduct of Lender. IT IS INTENDED THAT THE INDEMNITY PROVIDED IN THIS SECTION SHALL SURVIVE THE REPAYMENT OF THE LIABILITIES.

         SECTION 6.12 Maintenance of Property. Borrower, BII and BRL will maintain all of its property (subject to ordinary wear and tear) materially useful to it business in good condition and repair.

         SECTION 6.13 Limitations on Borrowing. Except for borrowings from Lender hereunder, Borrower will not incur any indebtedness for borrowed money, or purchase any assets or property on an installment or other deferred payment basis. BRL will not incur indebtedness in excess of $500,000 without Lender's prior written consent.

         SECTION 6.14 Reports; Change in Locations. (A) Borrower will furnish the following to Lender:

         (1) as soon as possible, and in any event within five (5) days after Borrower becomes aware of the occurrence of any Default or Event of Default, a written statement by the chief executive or chief financial officer of Borrower setting forth the details of such Default or Event of Default, stating whether or not the same is continuing and, if so, the action proposed to be taken with respect thereto;

         (2) immediately after receiving knowledge thereof, notice in writing of all actions, suits, or proceedings before any court or governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, affecting Borrower where the potential liability is reasonably determined to be in excess of $150,000, individually, or $150,000 in the aggregate and such potential liability is uninsured;

         (3) as soon as possible and in any event within five (5) business days after Borrower becomes aware of the occurrence of a material adverse change in the business, properties, operations, or condition (financial or otherwise) of Borrower, a written statement by the chief executive or chief financial officer of Borrower setting forth details of such material adverse change and the action proposed to be taken with respect thereto;

         (4) immediately after receiving knowledge thereof, notice in writing of any strike, walkout, boycott or other labor dispute involving the Borrower, where such labor dispute would have a Material Adverse Effect; and

         (5) such other information respecting the Borrower's properties, operations, and condition (financial or otherwise) as Lender may at any time and from time to time reasonably request.

         SECTION 6.15 ERISA. For purposes of this Section, the term Borrower includes any member of Borrower's Controlled Group (A) Borrower will comply in all material respects with the provisions of ERISA and the Code with respect to any Defined Benefit Pension Plan and Defined Contribution Plan including the timely filing of required annual reports and the payment of PBGC premiums.

         (B) Borrower will furnish to Lender, upon Lender's request, promptly after the filing thereof with the United States Secretary of Labor and the PBGC, copies of each annual or other report with respect to each Defined Benefit Pension Plan and Defined Contribution Plan maintained by Borrower.

         (C) Borrower will cause to be made all contributions required to avoid any accumulated funding deficiency (as defined in ss.412(a) of the Code and the regulations thereunder and ss.302 (a) of ERISA), unless waived, with respect to any pension plan (as defined in ss.3(2) of ERISA), other than a Multiemployer Plan, which is subject to Part 3 of the Subtitle B of Title I of ERISA or
Section 412 of the Code and the regulations thereunder and that is maintained by Borrower or any member of their Controlled Group.

         (D) As soon as possible (and in any event within five (5) days) after Borrower has reason to know (i) that any Reportable Event has occurred with respect to any Defined Benefit Pension Plan maintained by Borrower, (ii) that any Defined Benefit Pension Plan maintained by Borrower is to be terminated in a distress termination (within the meaning of 4041(c) of ERISA), (iii) that the PBGC has instituted or will institute proceedings under Title IV of ERISA to terminate any Defined Benefit Pension Plan maintained by Borrower, (iv) that Borrower has incurred Withdrawal Liability from a Multiemployer Plan maintained by Borrower, or (v) that any Multiemployer Plan to which Borrower has made contributions is in Reorganization, Borrower will furnish a statement to Lender setting forth the details as to such Reportable Event, distress termination, termination proceedings, Withdrawal Liability, or Reorganization, and the action that Borrower proposes to take with respect thereto, together with a copy of any notice of such Reportable Event or distress termination given to the PBGC, or a copy of any notice of termination proceedings, Withdrawal Liability or Reorganization received by Borrower.

         (E) Borrower will furnish to Lender as soon as possible (and in any event within five (5) days) after receipt thereof a copy of any notice that Borrower receives from the PBGC or the Internal Revenue Service or from the sponsor of any Multiemployer Plan that sets forth or proposes any action to be taken or determination made by the PBGC or the Internal Revenue Service with respect to any Defined Benefit Pension Plan, Defined Contribution Plan or Multiemployer Plan.

         (F) Borrower will promptly notify Lender of any taxes, penalties, interest charges and other financial obligation that have been assessed or imposed or that Borrower has reason to believe may be assessed or imposed against Borrower by the Internal Revenue Service, the PBGC or any other governmental entity with respect to any Plan or Multiemployer Plan.

         (G) Borrower will promptly notify Lender of the adoption of any Defined Benefit Pension Plan or Defined Contribution Plan or any obligation to contribute to any Multiemployer Plan by Borrower.

         (H) Borrower will not contribute to any Multiemployer Plan. Borrower will not permit (i) with respect to any Employee Benefit Plan, any Prohibited Transaction or Prohibited Transactions under ERISA or the Code resulting in liability of Borrower in excess of $25,000 in the aggregate or (ii) with respect to any Defined Benefit Pension Plan, any Reportable Event under ERISA, if upon termination of the Plan or Plans with respect to which one or more such Reportable Events has occurred there is or would be any liability of Borrower to the PBGC in excess of $25,000 in the aggregate. Borrower will not voluntarily take or fail to take any action that would result in any Withdrawal Liability becoming due.

         (I) Borrower will not fail to make required minimum contributions with respect to a Defined Benefit Pension Plan, resulting in a lien (as provided in ss.302 (f) of ERISA) against Borrower.

         (J) Borrower will not permit the adoption of a plan amendment that results in significant underfunding (as defined in ss.307 of ERISA) of a Defined Benefit Pension Plan that requires Borrower to provide collateral or security.

         (K) Borrower will not permit the unfunded liabilities of unfunded and uninsured employee welfare benefit plans" (as defined in ss.3 (1) of ERISA) of Borrower to exceed, in the aggregate, $10,000.

         (L) Borrower will not acquire or permit the acquisition by any of their Controlled Group members, of any trade or business that has directly or indirectly incurred an unfunded benefit liability (as defined in ss.4001 of ERISA) under any Defined Benefit Pension Plan prior to such acquisition. Borrower will not acquire or permit the acquisition, by Borrower of any trade or business that has directly or indirectly incurred an unfunded benefit liability under any Defined Benefit Pension Plan.

         SECTION 6.16 Mergers, Etc. Borrower, BII or BRL will not, directly or indirectly and without the prior written consent of Lender: (A) merge or consolidate with any other Person, (B) sell or lease or otherwise transfer all or any substantial part of any of their respective assets to any Person, (C) other than as specifically provided for in Section 6.6.5 hereof, acquire whether through purchase or exchange of capital stock or assets or otherwise, all or any substantial part of the assets of any other Person, or any capital stock of or other equity interest in any other Person, unless otherwise approved by Lender in writing, (D) consummate any recapitalization or reorganization, or (E) create or acquire any Subsidiary. Any acquisition by exchange of Borrower's capital stock as specified herein may not result in the violation of the financial covenants or any other representation or covenant of this Agreement. Upon the acquisition or creation of a Subsidiary, such Subsidiary shall guarantee the Borrower's obligations hereunder and the Borrower shall cause the Subsidiary to execute this Agreement, and such other documents as the Lender may reasonably require, within thirty (30) days of the acquisition or creation of the Subsidiary.

         SECTION 6.17 Change of Business. Borrower, BII and BRL will not make any material change in the nature of their respective business as conducted on the date hereof.

         SECTION 6.18 Disposal of Assets. Borrower, BII, and BRL will not dispose of any assets except in the ordinary course of business.

         SECTION 6.19 Intellectual Property. Borrower, BII and BRL will maintain all of their respective patents, trademarks, copyrights, trade secrets and other intellectual property rights and licenses therefor, which are material to their business, if any, in full force and effect until their respective expiration dates, if any.

         SECTION 6.20 Dividends and Distributions. Borrower, BII and BRL will not declare or pay any dividend, or declare or make any other payment or distribution on, or to acquire, any of its capital stock, or make any other payment to shareholders if there then exists a Default or Event of Default or such distribution or dividend would cause a Default or Event of Default hereunder.

         SECTION 6.21 Indemnification. Borrower, BII and BRL hereby indemnify and agree to protect, defend, and hold harmless Lender and its directors, officers, employees, agents, attorneys and shareholders from and against any and all losses, damages, expenses or liabilities of any kind or nature and from any suits, claims, or demands, including all reasonable counsel fees incurred in investigating, evaluating, or defending such claims, suffered by any of them and caused by, relating to, arising out of, resulting from, or in any way connected with this Agreement, the Note, any other Loan Document and any transaction contemplated herein or therein including, but not limited to, claims based upon any act or omission by Lender in connection with this Agreement, the Note or any Loan Document and any transaction contemplated herein or therein to the extent not caused by the gross negligence, bad faith or willful misconduct of Lender or its directors, officers, employees, agents or attorneys. If Borrower, BII or BRL shall have knowledge of any claim or liability hereby indemnified against, Borrower, BII and BRL shall promptly give written notice to Lender. THIS
COVENANT SHALL SURVIVE THE PAYMENT OF THE INDEBTEDNESS CREATED BY THIS AGREEMENT, THE NOTES OR THE LOAN DOCUMENTS.

         SECTION 6.22 Licenses; Permits. Borrower, BII and BRL will maintain the validity, force and effect of, and operate in compliance with, all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders material to the conduct of their respective business.

         SECTION 6.23 RICO. Borrower, BII and BRL shall not engage in any conduct or fail to take any action which will, or would, under the facts and circumstances relative thereto, violate the Racketeer Influenced and Corrupt Organization Act as amended from time to time, 18 U.S.C. ss.ss.1961-68.

                                   ARTICLE VII
                                     DEFAULT

         SECTION 7.1 Events of Default. Each of the following shall, at the option of the Lender, be an event of default (an "Event of Default"):

         (A) if Borrower shall fail to pay when due any interest, principal, fees or any other Liabilities;

         (B) if a non-monetary payment based default shall occur under any Loan Document and such default continues after thirty (30) days written notice to Borrower, or if Borrower, BII or BRL fail to perform their covenants under any Loan Document (including without limitation this Agreement) when and as due and such failure continues for more than thirty (30) days after written notice thereof to Borrower, provided, however, if such default cannot reasonably be cured within the thirty (30) day period, it shall not be a default hereunder so long as the Borrower commences the cure within the thirty (30) day period and so long as Borrower diligently pursues the cure to completion;

         (C) if any representation or warranty made by Borrower, BII or BRL in any Loan Document or in any certificate, agreement, instrument, statement, or report contemplated by or made or delivered pursuant to or in connection with any thereof, or if any information furnished to Lender pertaining to the Loan shall prove to have been incorrect in any materially adverse respect as and when made;

         (D) if Borrower, BII or BRL shall fail to pay any Funded Debt or Liabilities in excess of $250,000 owing by any of them, or any interest or premium thereon, when due, whether owed to Lender or any other Person and whether such Funded Debt or Liabilities shall become due by scheduled maturity, by required prepayment, by acceleration, by demand, or otherwise, or shall fail to perform any term, covenant, or agreement on its part to be performed under any agreement or instrument evidencing or securing or relating to any such Funded Debt or Liabilities in excess of $250,000 when required to be performed, if the effect of such failure is to accelerate, or to permit the holder or holders of such Funded Debt or Liabilities to accelerate, the maturity of such Funded Debt or Liabilities, whether or not such failure to perform shall be waived by the holder or holders of such Funded Debt or Liabilities, unless such waiver has the effect of terminating the right of such holder or holders to accelerate the maturity of such Funded Debt as a result of such failure;

         (E) if Borrower, BII or BRL shall be adjudicated bankrupt or insolvent, or admit in writing its inability to pay its debts as they mature; or if any such entity shall make an assignment for the benefit of its creditors; or if any such entity shall apply for or consent to the appointment of any receiver, trustee, or similar officer for it or for all or any substantial part of its property; or any such receiver, trustee, or similar officer shall be appointed without the application or consent of any such entity and shall continue undischarged for a period of 60 days; or if any such entity shall institute (by petition, application, answer, consent, or otherwise) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation, or similar proceeding relating to them under the laws of any jurisdiction; or if such proceeding shall be instituted (by petition, application, or otherwise) against any such entity and an order for relief shall be entered in such proceeding or such proceeding shall remain undismissed for a period of 60 days; or if any judgment, writ, warrant of attachment or execution or similar process shall be issued or levied against property of any such entity that represents a substantial portion of the property of such entity and such judgment, writ, or similar process shall not be released, vacated, or fully bonded within 60 days after its issue or levy;

         (F) if (1) any Reportable Event, or any failure of compliance required by Section 6.15 hereof, that Lender reasonably determines in good faith creates a reasonable likelihood of the termination of any Defined Benefit Pension Plan of Borrower or of the appointment by the appropriate United States District Court of a trustee to administer any such Plan of Borrower, shall have occurred and be continuing 60 days, or (2) any such plan shall be terminated, or (3) the plan administrator of any such Plan shall file with the PBGC a notice of intention to terminate such Defined Benefit Pension Plan, or (4) the PBGC shall institute proceedings to terminate any such Defined Benefit Pension Plan or to appoint a trustee to administer any such Defined Benefit Pension Plan and such proceedings shall remain undismissed or unstayed for 30 days and if, in any of the cases described in the foregoing clauses (1) to (4), Lender further determines that the amount of the unfunded guaranteed benefits (within the meaning of Title IV of ERISA) resulting upon termination of such Defined Benefit Pension Plan would have a material adverse effect on the business, properties, operation, or condition (financial or otherwise) of Borrower, BII or BRL if a lien against the assets of Borrower, BII or BRL were to result under ERISA; or

         SECTION 7.2 Remedies. If any Event of Default other than those described in Section 7.1(E) shall occur and be continuing, then upon notice from Lender to Borrower, or if any Event of Default described in Section 7.1(E) shall occur then automatically, (A) the Revolving Credit and the right of Borrower to request Advances thereunder shall terminate; (B) the Liabilities shall be due and payable immediately without presentment, demand, protest or further action of any kind; (C) Lender may exercise its rights under any Loan Document (including this Agreement); (D) Lender may set off any Borrower's, BII's or BRL's funds or property in Lender's possession against the Liabilities in such order as Lender shall elect; and (E) Lender may exercise any other rights and remedies available to Lender whether available at law, in equity, or otherwise.

                                  ARTICLE VIII
                              ADDITIONAL PROVISIONS

         SECTION 8.1 No Waiver; Cumulative Remedies. Lender's failure or delay in exercising any right, power, or remedy hereunder shall not operate as a waiver thereof; nor shall any single or partial exercise of any such right, power, or remedy preclude any other or further exercise thereof or the exercise of any other right, power, or remedy hereunder. No waiver of any provision hereof shall be effective unless the same shall be in writing and signed by Lender. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         SECTION 8.2 Notices. All notices, requests, demands, and other communications required or permitted hereunder shall be in writing, and shall be given to such party at its address below or at such other address as shall be designated by such party in a notice to each other party complying with the terms of this Section. All notices, requests, demands, and other communications provided for hereunder shall be effective (A) if given by mail, three (3) business days after deposit in the mails, with first class postage prepaid, addressed as aforesaid, or (B) if given by any other means, (including telecopy), when delivered or received at the aforesaid addresses:

         If to Lender:

                  Fleet Bank, N.A.
                  1125 Route 22 West
                  Bridgewater, NJ 08807
                  Attention: Craig W. Heal, Vice President

         If to Borrower, BII or BRL:

                  Barringer Technologies Incorporated
                  219 South Street
                  Murray Hill, NJ 07974
                  Attention: Chief Financial Officer

         SECTION 8.3 Set-off. Upon an Event of Default, Lender shall have a right of set-off against, a lien upon, and a security interest in all property of Borrower, BII or BRL now or at any time in the possession of Lender in any capacity whatever, including, but not limited to such entities' interest in any deposit account, as security for the Liabilities, including without limitation, the obligations of Borrower under the Loan Documents and to reimburse Lender for any returned checks.

         SECTION 8.4 Costs and Expenses. Borrower, BII and BRL agree to pay on demand (A) all reasonable out-of-pocket costs and expenses of Lender in connection with the preparation, execution and delivery of the Loan Documents and in connection with any request for an amendment, modification, or waiver of any of the provisions of any thereof (including the reasonable fees and out-of-pocket expenses of counsel with respect thereto); (B) all filing, recording, and similar fees and charges; and (C) all reasonable costs and expenses, if any, of Lender in connection with the enforcement of any Loan Document (including the reasonable fees and out-of-pocket expenses of legal counsel with respect thereto) after the occurrence of a Default or an Event of Default.

         SECTION 8.5 Governing Law. This Agreement and the other Loan Documents shall be governed in all respects by the law of the State of New Jersey, the jurisdiction in which the Loan Documents have been executed and delivered, and for all purposes shall be construed in accordance with such law.

         SECTION 8.6 Survival of Agreements and Representations; JURY WAIVER; Consent to Jurisdiction. All agreements, representations and warranties made herein shall survive the delivery of this Agreement and the Notes. Any and all judicial proceedings brought by Lender against Borrower, BII or BRL or any of them with respect to this Agreement may be brought in: (A) any court of competent jurisdiction in the State of New Jersey; and (B) any Federal district court having subject matter jurisdiction and being located in the State of New Jersey. Borrower, BII and BRL hereby accept, for themselves and their properties, the non-exclusive jurisdiction of the aforesaid courts and agree to be bound by any judgments rendered by such courts in connection with this Agreement. Neither Borrower, BII or BRL will move to transfer any such proceeding to any different court. Any such process shall be served in accordance with New Jersey law. Nothing herein limits the right of Lender to bring proceedings against Borrower in the courts of any other jurisdiction.

         AFTER   CONSULTATION   WITH   COUNSEL,   AND  WITH   KNOWLEDGE  OF  THE
CONSEQUENCES, BORROWER AND LENDER HEREBY WAIVE ALL RIGHTS TO DEMAND A JURY TRIAL AND AGREE THAT ALL SUITS WILL BE HEARD BY JUDGE ONLY.

         SECTION 8.7 Binding Effect; Assignment. The Loan Documents shall be binding upon and inure to the benefit of Borrower, BII, BRL, Lender and their respective successors and assigns, except that Borrower, BII nor BRL shall have the right to assign or delegate any respective rights or obligations under any of the Loan Documents.

         SECTION 8.8 Captions. Article, Section and subsection headings used in this Agreement are for convenience only and shall not affect the construction of this Agreement.

         SECTION 8.9 Amendments. This Agreement's provisions may be waived, modified or amended only by written agreement or agreements entered into by Borrower and Lender. No such waiver, modification or amendment shall extend to or affect any obligation not expressly waived, modified or amended, or impair any right of Lender related to such obligation.

         SECTION 8.10 Usury. Nothing herein contained or in the Notes, or any other Loan Document, nor any transaction related thereto shall be construed or shall operate either presently or prospectively to require Borrower (i) to pay interest at an unlawful rate and shall require payment of interest only to the extent of such lawful rate, or (ii) to make any payment or do any act contrary to law, but if any provision herein or therein contained shall otherwise so operate to invalidate this Agreement, the Notes, or any other Loan Document, in whole or in part, then such provision only shall stricken and the remainder of this Agreement, the Note, and the other Loan Documents shall remain operative and in full force and effect. Any interest paid in excess of the lawful rate shall be refunded to Borrower. Such refund shall be made by application of the excessive amount of interest paid against any sums outstanding under this Agreement and shall be applied in such order as Lender may determine. If the excessive amount of interest paid exceeds the sums outstanding hereunder, the excess portion shall be refunded in cash by Lender. Any such crediting or refund shall not cure or waive any default by Borrower hereunder or under the Note or any other Loan Document. Borrower agrees, however, that in determining whether or not any interest payable exceeds the highest rate permitted by law, any non-principal payment (except payments specifically stated in this Agreement to be "interest"), including without limitation prepayment premiums, shall be deemed, to the extent permitted by law, to be an expense, fee, premium or penalty rather than interest.

         SECTION 8.11 Entire Agreement. This Agreement, the Exhibits attached hereto and the Loan Documents constitute the entire understanding among the parties with respect to the subject matter hereof, and supersedes any and all contemporaneous and prior agreements between the parties hereto with respect to the subject matter hereof.

         SECTION 8.12 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have executed this Agreement, as of the date first written above.

BARRINGER TECHNOLOGIES INCORPORATED BARRINGER INSTRUMENTS, INC.


By: /s/Stanley Binder                                   /s/Stanley Binder
    -------------------                             By: ----------------------
    Name: Stanley Binder                                  Name: Stanley Binder
    Title:   President                                    Title:   President

        /s/Richard S. Rosenfeld                        /s/Richard S. Rosenfeld
Attest: ------------------------                Attest:-----------------------
         Richard S. Rosenfeld                          Richard S. Rosenfeld
         Vice President Finance                        Vice President Finance


BARRINGER RESEARCH LIMITED


By: /s/Stanley Binder
    ---------------------
    Name: Stanley Binder
    Title: Director/Authorized Signatory



FLEET BANK, N.A.


By: /s/Craig W. Heal
    ---------------------
    Name: Craig W. Heal
    Title: Vice President

                                  EXHIBIT 2. 3

                              REVOLVING CREDIT NOTE

$5,000,000.00                                              Princeton, New Jersey
                                                                  March 13, 1998

         The undersigned, BARRINGER TECHNOLOGIES INCORPORATED (the "Maker") hereby promises to pay to the order of FLEET BANK, N.A. (the "Payee"} as and when due as set forth in the Loan Agreement (as hereinafter defined) the principal sum of Five Million Dollars ($5,000,000.00} or, if less, the aggregate principal amount (as shown by Payee's records, which shall constitute prima facie evidence thereof) of all advances (collectively, the "Advances") made by Payee under the Revolving Credit provided for in and made pursuant to Section
2.1 of the Revolving Credit Loan Agreement, dated the date hereof, between Maker and Payee (the "Loan Agreement", which Advances shall be due and payable in full on or before the Revolving Credit Expiration Date, as defined in the Loan Agreement. Capitalized terms used herein and not otherwise defined shall have the meanings given such terms in the Loan Agreement.

         The undersigned further promises to pay to the order of Payee interest on the unpaid principal amounts of the Advances from the respective dates on which the Advances are made until such principal amounts have been repaid in full, payable at the times and rates provided in the Loan Agreement.

         Maker hereby waives presentment, demand for payment, notice of dishonor or acceleration, protest and notice of protest, and any and all other notices or demands in connection with the delivery, acceptance, performance, default or enforcement of this Note except any notice expressly required in the Loan
Agreement. This is the Revolving Credit Note mentioned in, and is entitled to the benefits of, the Loan Agreement.

         IN WITNESS WHEREOF, Maker hereby executes this Note on the day and year first above written.

         BARRINGER TECHNOLOGIES INCORPORATED

         By:--------------------

         Name: Stanley Binder
         Title: President

         Attest:----------------

         Richard S. Rosenfeld
         Vice President Finance

                                   EXHIBIT 5.6
                               BUSINESS LOCATIONS

Barringer Technologies Incorporated

         219 South Street
         Murray Hill, New Jersey 07974

Barringer Instruments, Inc.

         219 South Street
         Murray Hill, New Jersey 07974

Barringer Research Limited

         1730 Aimes Boulevard
         Mississauga, Ontario, Canada L4W lV1

                                  EXHIBIT 5.12
                       LIST OF SUBSIDIARIES AND AFFILIATES

Barringer Technologies Incorporated

         219 South Street
         Murray Hill, New Jersey 07974

Barringer Instruments. Inc.

         219 South Street
         Murray Hill, New Jersey 07974

Barringer Research Limited

         1730 Aimes Boulevard
         Mississauga, Ontario, Canada L4W lV1

                                   EXHIBIT 6.2

                     FORM OF FINANCIAL STATEMENT ATTESTATION

To: FLEET BANK, N.A.

I (we) hereby submit to Fleet Bank, N.A. ("Lender,') my (our) Audited/House Prepared Financial Statement dated ------- covering the period ------------of for the purpose of either applying for credit or for supporting continuing credit accommodations.

I (we) am (are) submitting this statement to Lender as being true, accurate and complete as of the date it has been submitted. I understand that knowingly providing Lender with false information for the purpose of inducing Lender to extend or continue accommodations is a federal crime.

I (we), intending to be legally bound, hereby affirm and attest that this financial statement, consisting of ------- pages (front and reverse counted as 1 ) is true and correct to the best of my (our) knowledge.

I certify that no Event of Default has occurred under the Revolving Credit Agreement as of the date hereof.

As of the date of this Certification:

1. Borrower and BII Financial Covenants.

         (a) The Tangible Net Worth Ratio is -----------; and
         (b) The Total Liabilities to Tangible Net Worth Ratio is -------------

1. Borrower and Subsidiary Financial Covenants.

         (a) The Current Ratio is ------------;
         (b) The Tangible Net Worth Ratio is --------;
         (c) The Net income is --------; and
         (d) The Total Liabilities to Tangible Net Worth Ratio is -----------.

         ---------------------------
         Borrower's Names

         ---------------------------
         Officer's Signature
         (Title, if appropriate)

         ---------------------------
         Date Signed

Note: This form is to be affixed to the financial statements, as submitted.